KIRKLAND’S

KIRKLAND’S REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

NASHVILLE, Tenn. (March 10, 2017) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 52-week periods ended January 28, 2017.

Net sales for the 13 weeks ended January 28, 2017, increased 2.1% to $203.2 million compared with $199.0 million for the 13 weeks ended January 30, 2016. Comparable store sales for the fourth quarter of fiscal 2016, including e-commerce sales, decreased 4.6% compared with an increase of 1.3% in the prior-year quarter. Kirkland’s opened four stores and closed one during the fourth quarter of 2016, bringing the total number of stores to 404 at quarter end.

Net sales for the 52 weeks ended January 28, 2017, increased 5.8% to $594.3 million compared with $561.8 million for the 52 weeks ended January 30, 2016. Comparable store sales, including e-commerce sales, decreased 2.9% for the 52 weeks ended January 28, 2017, compared with an increase of 2.9% in the prior-year period. Kirkland’s opened 42 stores and closed 14 during the 52-week period.

Net income for the 13 weeks ended January 28, 2017 was $14.5 million, or $0.90 per diluted share, compared with $16.6 million, or $0.97 per diluted share, for the 13 weeks ended January 30, 2016. Results for the fourth quarter of fiscal 2016 included an approximate $0.07 per diluted share benefit related to a reduction in our workers’ compensation and general liability reserves. Net income for the 52 weeks ended January 28, 2017, was $11.0 million, or $0.68 per diluted share, compared with $16.6 million, or $0.94 per diluted share, for the 52 weeks ended January 30, 2016.

“Customers responded well to our seasonal assortment during the fourth quarter, and our e-Commerce channel continued its strong momentum,” said Mike Madden, President and Chief Executive Officer. “We managed our operating expenses well during the quarter and inventory ended the year in good position. While store traffic was challenging, we made solid progress in 2016 to strengthen our management team, improve our supply chain and advance our omni-channel model.”

“We ended the year in strong financial position to support further changes we are effecting in the business,” continued Mr. Madden. “These include customer focused initiatives to drive more newness in our assortment and differentiate our brand. We are taking aggressive action to improve execution and remain confident about the long-term outlook for the business.”

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

Fiscal 2017 Outlook

Kirkland’s is introducing its outlook for fiscal 2017 as follows:

Store Growth:
For the 53-week period ending February 3, 2018 (“fiscal 2017”), the Company expects to achieve approximately 2% to 3% square footage growth with 25 to 30 new store openings and
approximately 20 store closings.

Sales:
Total sales for fiscal 2017 are expected to increase
approximately 6% to 8% compared with fiscal 2016. This level of sales growth reflects the additional week in the retail
calendar for fiscal 2017, which we do not anticipate having a material effect on annual earnings. This level of sales
performance would imply comparable store sales in the range of slightly negative to slightly positive for the fiscal year,
excluding the impact of the additional week of sales.

Earnings:
The Company expects fiscal 2017 diluted earnings per share to be in the range of $0.50 to $0.65. The Company expects lower earnings in the first half of 2017 compared with fiscal 2016.
The full year earnings projection assumes a tax rate of
approximately 38.0%.

Cash Flow:
Capital expenditures in fiscal 2017, which we expect to be
driven primarily by new store openings and continued
investments in omni-channel, are estimated to range between $23 million and $27 million compared with $32 million in fiscal
2016.

This performance outlook is based on current information as of March 10, 2017. The information on which this outlook is based is subject to change, and the Company may update its full year business outlook or any portion thereof at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s will host a conference call later today at 11:00 a.m. ET. The number to call for the interactive teleconference is (412) 542-4163. A replay of the conference call will be available through Friday, March 17, 2017, by dialing (412) 317-0088 and entering the confirmation number, 10100654.

A live broadcast of Kirkland’s quarterly conference call will be available online at ir.kirklands.com or https://www.webcaster4.com/Webcast/Page/957/19538 beginning at 11:00 a.m. ET today. The online replay will follow shortly after the call and continue for one year.

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

About Kirkland’s, Inc.

Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 396 stores in 36 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, possibility of new tax legislation, fluctuations in cost and availability of products, interruptions in supply chain and distribution systems, the ability to control employment, and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 8, 2016 and subsequent reports. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	13-Week	13-Week
	Period Ended	Period Ended
	January 28,	January 30,
	2017	2016
Net sales	$203,160	$198,970
Cost of sales	123,977	118,452

Gross profit	79,183	80,518

Operating expenses:
Operating expenses	49,586	47,704
Depreciation	6,619	6,086

Operating income	22,978	26,728

Other (income) expense, net	(10)	53

Income before income taxes	22,988	26,675
Income tax expense	8,445	10,073

Net income	$14,543	$16,602

Earnings per share:
Basic	$0.91	$0.99

Diluted	$0.90	$0.97

Shares used to calculate earnings per share:
Basic	15,904	16,765

Diluted	16,221	17,084

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In thousands, except per share data)

	52-Week	52-Week
	Period Ended	Period Ended
	January 28,	January 30,
	2017	2016
Net sales	$594,328	$561,807
Cost of sales	372,857	343,013

Gross profit	221,471	218,794

Operating expenses:
Operating expenses	179,150	170,421
Depreciation	25,322	22,182

Operating income	16,999	26,191

Other expense, net	24	94

Income before income taxes	16,975	26,097
Income tax expense	5,929	9,524

Net income	$11,046	$16,573

Earnings per share:
Basic	$0.70	$0.97

Diluted	$0.68	$0.94

Shares used to calculate earnings per share:
Basic	15,859	17,131

Diluted	16,145	17,569

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)

	January 28,	January 30,
	2017	2016
ASSETS

Current assets:
Cash and cash equivalents	$63,937	$44,352
Inventories, net	75,447	68,222
Other current assets	13,656	15,206

Total current assets	153,040	127,780

Property and equipment, net	110,870	105,542
Non-current deferred income taxes	1,198	—
Other assets	5,038	1,934

Total assets	$270,146	$235,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,898	$28,689
Income taxes payable	6,273	4,863
Other current liabilities	30,270	25,943

Total current liabilities	74,441	59,495

Non-current deferred income taxes	479	1,342
Deferred rent and other long-term liabilities	61,413	54,724

Total liabilities	136,333	115,561

Net shareholders’ equity	133,813	119,695

Total liabilities and shareholders’ equity	$270,146	$235,256

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KIRK Reports Fourth Quarter and Fiscal 2016 Results

March 10, 2017

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)

		52-Week
	52-Week	Period Ended
	Period Ended	January 30,
	January 28, 2017	2016
Net cash provided by (used in):
Operating activities	$51,848	$32,041
Investing activities	(32,176)	(35,114)
Financing activities	(87)	(51,713)

Cash and cash equivalents:
Net increase (decrease)	19,585	(54,786)
Beginning of the period	44,352	99,138

End of the period	$63,937	$44,352

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